                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            THE ARISTOTLE CORPORATION
                     (hereinafter called the "Corporation")


                                    ARTICLE I
                                     OFFICES

           Section 1.  Registered Office. The registered office of the
                       -----------------
Corporation shall be in the city of Wilmington, County of New Castle, State of Delaware.

           Section 2.  Other Offices. The Corporation may also have offices at
                       -------------
such other places both within and without the State of Delaware as the board of directors may from time to time determine.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

           Section 1.  Place of Meetings. Meetings of shareholders for the
                       -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           Section 2.  Annual Meetings. All annual and special meetings of
                       ---------------
shareholders shall be held at such place, date and hour as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than 20 nor more than 50 days before the date of the meeting. The notice shall also set forth the purpose or purposes for which the meeting is called.

           Section 3.  Business at Annual Meeting. At an annual meeting of the
                       --------------------------
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder.

           For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

           Section 4.  Special Meetings. Special meetings of the shareholders,
                       ----------------
for any purpose or purposes, may be called at any time only by order of the chairman of the board (and if there is no chairman of the board, the president) or a majority of the directors then in office. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 20 nor more than 50 days before the date of the meeting to each shareholder entitled to vote at such meeting.

           Section 5.  Quorum. Except as otherwise provided by law or by the
                       ------
Certificate of Incorporation, the holders of one-third of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the

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meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

           Section 6.  Voting. Except as otherwise required by law, the
                       ------
Certificate of Incorporation or these bylaws, any matter brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of the votes cast on the matter. Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder. The board of directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

           Section 7.  List of Shareholders Entitled to Vote. The officer of the
                       -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

           Section 8.  Stock Ledger. The stock ledger of the Corporation shall
                       ------------
be the only evidence as to who are the shareholders entitled to examine the list required by Section 7 of this Article II or to vote in person or by proxy at any meeting of shareholders .

           Section 9.  Proxies. At all meetings of shareholders, a shareholder
                       -------
may vote by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Proxies solicited on behalf of the board of directors shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after three years from its date, unless the proxy

                                     - 3 -
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provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

           Section 10.  Voting of Shares in the Name of Two or More Persons. If
                        ---------------------------------------------------
shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) if only one votes, his act binds all; (2) if more than one vote, the act of the majority so voting binds all; (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this subsection shall be a majority or even-split in interest.

           Section 12.  Voting of Shares by Certain Holders. Shares standing in
                        -----------------------------------
the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

           A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

           Neither treasury shares of its own stock held by the

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Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

           Section 13.  Inspectors of Election. In advance of any meeting of
                        ----------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointments at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filed by appointment by the board of directors in advance of the meeting or by the chairman or vice chairman of the board or the president.

           Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares of stock entitled to vote, the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or the vote with fairness to all shareholders.

           Section 14.  Conduct of Meetings. Annual and special meetings shall
                        -------------------
be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by law or these bylaws. The board of directors shall designate, when present, either the chairman or the vice chairman of the board or the president to preside at such meetings.


                                   ARTICLE III
                                    DIRECTORS

           Section 1.  Number and Election of Directors. The number of directors
                       --------------------------------
shall be not less than seven (7) nor more than fifteen (15). The number of directorships at any time shall be the number most recently fixed by action of the Board of

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Directors or, absent such action, shall be that number of directors in office immediately following the preceding regular annual meeting of shareholders or the meeting held in lieu thereof plus the number elected since such meeting to fill a vacancy created by an increase in the size of the Board of Directors.

           Directors shall be elected only by shareholders at annual meetings of shareholders, other than the initial board of directors and except as provided in section 2 of this Article III in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation or removal.

           Section 2.  Classes; Terms of Office; Vacancies. The board of
                       -----------------------------------
directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, further, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified.

           Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

           Section 3.  Duties and Powers. The business of the Corporation shall
                       -----------------
be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders. The board of directors shall annually elect a chairman and a vice chairman of the board and a president from among its members and shall designate, when present, either the chairman or the vice chairman of the board or the president to preside at its meetings.

           Section 4.  Meetings. The board of directors of the Corporation may
                       --------
hold meetings, both regular and special, either within or without the State of Delaware. The annual regular

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meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. Additional regular meetings of the board of directors shall be held monthly, and may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman or the vice chairman of the board, the president or a majority of directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, or by telephone or telegram on 24 hours' notice.

           Section 5.  Quorum. Except as may be otherwise specifically provided
                       ------
by law, the Certificate of Incorporation or these bylaws, at all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section 6.  Actions Without Meeting. Any action required or permitted
                       -----------------------
to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

           Section 7.  Meetings by Means of Conference Telephone. Members of the
                       -----------------------------------------
board of directors of the Corporation, or any committee designated by the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

           Section 8.  Compensation. The board of directors shall have the
                       ------------
authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the board of directors and may be paid a reasonable fixed sum for actual attendance at each meeting of the board of directors. Directors, as such, may receive a stated salary for their services. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or

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standing committees may be allowed like compensation for attending committee meetings.

           Section 9.  Interested Directors. No contract or transaction between
                       --------------------
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

           Section 10.  Corporate Books. The directors may keep the books of the
                        ---------------
Corporation outside of the State of Delaware at such place or places as they may from time to time determine.

           Section 11.  Presumption of Assent. A director of the Corporation who
                        ---------------------
is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting between the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

           Section 12.  Resignation. Any director may resign at any time by
                        -----------
sending a written notice of such resignation to the

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

principal executive office of the Corporation addressed to the chairman or the vice chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman or the vice chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

           Section 13.  Nominees. Only persons who are nominated in accordance
                        --------
with the procedures set forth in this Section 13 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which

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

pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

           Section 14.  Age Limitation. No person shall be eligible for election
                        --------------
or reelection as a director after he has reached the age of 72 years. When any director has reached the age of 72 years, and regardless of his remaining term of office, he shall retire as a director at the annual meeting of shareholders immediately following his 72nd birthday.


                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

           Section 1.  Appointment. The board of directors, by resolution
                       -----------
adopted by a majority of the full board, shall designate the chief executive officer and no less than three and no more than six other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

           Section 2.  Authority. The executive committee, when the board of
                       ---------
directors is not in session, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the power or authority of the board of directors with reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution; amending the bylaws of the Corporation; filling a vacancy or creating a new directorship; or approving a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest; and unless the resolution or bylaws expressly so provide, the executive committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock or securities convertible into or exercisable for stock.

           Section 3.  Tenure. Subject to the provisions of Section 8 of this
                       ------
Article IV, each member of the executive committee shall hold office until the next annual regular meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

           Section 4.  Meetings. Regular meetings of the executive committee may
                       --------
be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by the chairman of the executive committee, the chief executive officer or any two members thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

           Section 5.  Quorum. A majority of the member of the executive
                       ------
committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

           Section 6.  Action Without a Meeting. Any action required or
                       ------------------------
permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee and the writing or writings are filed with the minutes of the proceedings of the committee.

           Section 7.  Vacancies. Any vacancy in the executive committee may be
                       ---------
filled by a resolution adopted by a majority of the full board of directors.

           Section 8.  Resignations and Removal. Any member of the executive
                       ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the chairman of the executive committee or to the secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

           Section 9.  Procedure. The executive committee shall elect a chairman
                       ---------
from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the full board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

     Section 10. Other Committees. The board of directors by resolution shall
                 ----------------
establish an audit committee and a stock option committee, composed in each case only of directors who are not employees of the Corporation or any subsidiary thereof. The board of directors by resolution may also establish such other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties and powers thereof.


                                   ARTICLE V
                                   OFFICERS

     Section 1.  General. The officers of the Corporation shall be chosen by the
                 -------
board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also designate one or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers and other officers. The chairman of the board and the president may be the same person. The secretary and treasurer may be the same person and a vice president may also be either the secretary or the treasurer. However, the secretary shall not also serve as the chairman of the board or as the president. Except for the chairman of the board and the president, the officers of the Corporation need not be either shareholders or directors of the Corporation.

     Section 2.  Election. The board of directors at its first meeting held
                 --------
after the annual meeting of shareholders shall elect annually the officers of the Corporation who shall exercise such powers and perform such duties as shall be set forth in these bylaws and as determined from time to time by the board of directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The salaries of all officers of the Corporation shall be fixed by the board of directors.

     Section 3.  Removal. Any officer may be removed by the board of directors
                 -------
whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed .

     Section 4.  Voting Securities Owned by the Corporation. Powers of
                 ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the chairman of the board, the president or any executive vice president and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 5.  Chairman of the Board. The chairman of the board shall be a
                 ---------------------
director of the Corporation and an officer. The chairman of the board shall perform such duties and may exercise such power as may be vested in him by the board of directors or the president. At the request of the president or in his absence or inability to act, the chairman of the board shall perform the duties of the president.

     Section 6.  President. The president shall be a director of the Corporation
                 ---------
and shall serve as the chief executive officer. The president shall, subject to the control of the board of directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these bylaws, the board of directors or the president. Unless otherwise designated by the board of directors, the president shall preside at the annual meetings and special meetings of the shareholders. The president shall also perform such other duties and may exercise such other powers as from time to time assigned to him by these bylaws or by the board of directors.

     Section 7.  Vice Presidents. At the request of the president or in his
                 ---------------
absence or inability to act, the vice president or the vice-presidents if there is more than one (in the order designated by the board of directors) shall perform the duties of the president. Each vice president shall perform such other duties and have such other powers as the board of directors or the chairman of the board from time to time may prescribe.

     Section 8.  Secretary. The secretary shall attend all meetings of the
                 ---------
board of directors and all meetings of shareholders and record all of the proceedings thereat in a book or books to be kept for that purpose; the secretary shall also perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chairman of the board, under whose supervision the secretary shall serve. The secretary shall have custody of the seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 9.  Treasurer. The treasurer shall have the custody of the
                 ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the chairman of the board or the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board and to the board of directors, at its regular meetings, or when the chairman of the board or the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     Section 10.  Assistant Secretaries. Assistant secretaries, if there be
                  ---------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board or the secretary. At the request of the secretary or in his absence or inability the assistant secretary shall perform the duties of the secretary.

     Section 11.  Assistant Treasurers. Assistant treasurers, if there be
                  --------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board or the treasurer. At the request of the treasurer, or in his absence or inability to act, the assistant treasurer shall perform the duties of the treasurer.

     Section 12.  Other Officers. Such other officers as the board of directors
                  --------------
may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors or the chairman of the board. The board of directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


                                  ARTICLE VI
                                     STOCK

     Section 1.  Form of Certificates. Every holder of stock in the Corporation
                 --------------------
shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the chairman or vice-chairman of the board or the president or vice-president and (ii) the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, representing the number of shares registered in certificate form.

     Section 2.  Signatures. Any or all of the signatures on a certificate may
                 ----------
be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     Section 3.  Lost Certificates. The chairman of the board may direct a new
                 -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the chairman of the board may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the chairman of the board may require and/or to give the Corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4.  Transfers. Stock of the Corporation shall be transferable in
                 ---------
the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     Section 5.  Record Date. In order that the Corporation may determine the
                 -----------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 50 days nor less than 20 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6.  Beneficial Owners. The Corporation shall be entitled to
                 -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise required by law.


                                  ARTICLE VII
                                    NOTICES

     Section 1.  Notices. Whenever written notice is required by law, the
                 -------
Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

     Section 2.  Waivers of Notice. Whenever any notice is required by law, the
                 -----------------
Certificate of Incorporation or these bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting with the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any other waiver of notice unless so required by the certificate of incorporation of these bylaws.


                                 ARTICLE VIII
                              GENERAL PROVISIONS

     Section 1.  Dividends. Dividends upon the capital stock of the Corporation,
                 ---------
subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

     Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

     Section 2.  Disbursements. All checks or demands for money and notes of the
                 -------------
Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 3.  Fiscal Year. The fiscal year of the Corporation shall be June
                 -----------
30.

     Section 4.  Corporate Seal. The corporate seal shall have inscribed thereon
                 --------------
the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE IX
                                INDEMNIFICATION

     Section 1.  Power to Indemnify in Actions, Suits or Proceedings Other Than
                 --------------------------------------------------------------
Those by or in the Right of the Corporation. Subject to Section 3 of this
-------------------------------------------
Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,
                  ---------------
create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2.  Power to Indemnify in Actions, Suits, or Proceedings by or in
                 -------------------------------------------------------------
the Right of the Corporation. Subject to Section 3 of this Article IX, the
----------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 3 of this Article IX) that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

     Section 3.  Authorization of Indemnification. Any indemnification under
                 --------------------------------
this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because such director, officer, trustee, employee or agent has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article IX and, if applicable, is fairly and reasonably entitled to indemnity as set forth in the proviso in Section 2 of this Article IX, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

     Section 4.  Good Faith Defined. For purposes of any determination under
                 ------------------
Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 1 or 2 of this Article IX, as the case may be.

     Section 5.  Indemnification by a Court. Notwithstanding any contrary
                 --------------------------
determination in the specific case under Section 3 of this Article IX, and not withstanding the absence of any determination thereunder, any director, officer, trustee, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire board of directors.

     Section 6.  Expenses Payable in Advance. Expenses incurred in connection
                 ---------------------------
with a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee or agent to repay such amount if it shall be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

     Section 7.  Contract and Non-exclusivity. The indemnification provided by
                 ----------------------------
this Article IX shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article IX is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and/or advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification and/or advancement of expenses may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section 3 of this Article IX concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Section 1 and 2 of this
Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware.

     Section 8.  Insurance. The Corporation may purchase and maintain insurance
                 ---------
on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his statute as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IX.

     Section 9.  Meaning of "Corporation" for Purposes of Article IX. For
                 ---------------------------------------------------
purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10. Survival of Indemnification. The indemnification and
                 ---------------------------
advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                   ARTICLE X
                                  AMENDMENTS

     The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purposes. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

                                      -22-